UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 4, 2015

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Ave, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 - 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On November 5, 2015, Alaska Communications Systems Group, Inc. (the “Company”) released its financial results for the quarter ended September 30, 2015.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A presentation of supplemental information to be reviewed on the Company’s earnings call to be held on November 5, 2015 will be made available on the Company’s Investor Relations website at http://www.alsk.com at the time of the call and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 2.02 is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Corporation under the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 4, 2015, Wayne Graham, Chief Financial Officer, and the Company, agreed that that Mr. Graham would separate from the Company effective November 30, 2015.  The Company announced Mr. Graham’s departure in a press release on November 5, 2015. The press release is attached and incorporated herein by reference as Exhibit 99.1 to this report.

Additionally, on November 4, 2015, David Eisenberg, Chief Revenue Officer and the Company agreed that Mr. Eisenberg would separate from the Company effective November 30, 2015.

The Company has no disputes with Mr. Graham or Mr. Eisenberg.

(c) The Company also appointed Laurie Butcher, Senior Vice President, Finance, to serve as the Company’s primary financial and accounting officer effective on November 5, 2015.

Ms. Butcher, aged 53, joined Alaska Communications in 1997 and has served as Vice President of Finance for the past ten years and became the Senior Vice President, Finance on October 4, 2015.

(e) Employment Agreement between the Registrant and Laurie Butcher:

Set forth below is a description of the terms of employment and the amounts payable to Ms. Butcher thereunder and attached hereto as Exhibit 10.1.

  Base Salary: Annual base salary of $240,000
  Annual Cash Incentive: The opportunity to earn an annual cash incentive payment, in accordance with the Company’s senior executive cash incentive program with a target amount equal to 60% of base salary.
  Long Term Equity Incentive: Ms. Butcher is eligible to earn a long-term equity incentive, with a target annual equity award valued at approximately 80% of base salary comprised equally of Performance Stock Units and Restricted Stock Units. Participation is to be subject to the same terms and provisions applicable to other senior executives.
  Post-Termination Payments: Upon a termination by the Company without cause or by Ms. Butcher for good reason, Ms. Butcher is entitled to post-termination benefits in accordance with the Company’s 2015 Officer Severance Policy as modified from time to time. The Company’s 2015 Officer Severance Policy is attached hereto as Exhibit 10.2.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Alaska Communications Systems Group, Inc. Press Release dated November 5, 2015.

Exhibit 10.1	Employment arrangement between Alaska Communications Systems Group, Inc. and Laurie Butcher.

Exhibit 10.2	The Alaska Communications System Group, Inc. 2015 Officer Severance Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Alaska Communications Systems Group, Inc. Press Release dated November 5, 2015.

Exhibit 10.1	Employment arrangement between Alaska Communications Systems Group, Inc. and Laurie Butcher.

Exhibit 10.2	The Alaska Communications Systems Group, Inc. 2015 Officer Severance Policy.